COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, DISCIPLINED STOCK
PORTFOLIO AND THE STANDARD & POOR'S 500 COMPOSITE
STOCK PRICE INDEX

EXHIBIT A:

                                                  DREYFUS VARIABLE
                       STANDARD & POOR'S 500      INVESTMENT FUND,
 PERIOD                   COMPOSITE STOCK            DISCIPLINED
                           PRICE INDEX *           STOCK PORTFOLIO

 5/1/96                      10,000                 10,000
12/31/96                     11,499                 11,886
12/31/97                     15,334                 15,632
12/31/98                     19,719                 19,809
12/31/99                     23,867                 23,463


* Source: Lipper Analytical Services, Inc.